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                              ARTHUR ANDERSEN LLP

                                                                 Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Waters Corporation Registration Statement.



                                               /s/ Arthur Andersen LLP

Philadelphia, PA
  October 24, 1996